UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2019

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23590	59-3046866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Broad Street, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 504-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Forbearance Agreement and Fifteenth Amendment to Credit Facility

On February 7, 2019, Revolution Lighting Technologies, Inc. (“Revolution” or the “Company”) and its direct and indirect subsidiaries entered into an Amendment to Forbearance Agreement and Fifteenth Amendment (the “Fifteenth Amendment”) to its loan and security agreement (the “Loan Agreement”) with Bank of America N.A. (“Bank of America”). Under the terms of the Fifteenth Amendment, Bank of America agreed to forebear, until April 30, 2019, from exercising its rights and remedies as a result of breaches of certain covenants under the Loan Agreement, including the Company’s failure to maintain a minimum fixed charge coverage ratio of 1.1 to 1.0 for the fiscal quarter ended December 31, 2018 and its expected inability to maintain such minimum fixed charge coverage ratio for the fiscal quarter ending March 31, 2019. If the Company is not able to obtain a further amendment of the Loan Agreement or extend the forbearance, all principal, interest and other amounts outstanding under the Loan Agreement will become due and payable upon the earlier of 5 p.m. on April 30, 2019 or any Termination Event (as defined in the Loan Agreement, as previously amended).

In the Fifteenth Amendment, Bank of America agreed to continue lending to the Company under the revolving credit facility provided by the Loan Agreement through April 30, 2019, subject to the Company continuing to comply with its obligations under the Fifteenth Amendment including not allowing any additional Defaults or Events of Default (as defined in the Loan Agreement) to occur. Bank of America also agreed to a 0.5% reduction in the interest rate on the outstanding balance under the Loan Agreement to LIBOR plus 4.25% through April 30, 2019. In exchange for the forbearance granted under the Fifteenth Amendment, the Company agreed, among other things, to (i) pay a $12,500 fee, (ii) engage an appraiser by February 15, 2019 to complete a full appraisal of inventory immediately after the close of the fiscal month ending March 31, 2019, (iii) engage, by February 15, 2019, a full inspection and/or field examination of the Company’s books and records to be completed immediately after the close of the fiscal month ending March 31, 2019, (iv) limit the cumulative use of cash by the Company for January, February and March 2019 in accordance with a new cash burn schedule and (v) provide Bank of America with weekly updated cash flow reports. Further, the Company agreed that Bank of America’s obligation to make revolver loans and issue letters of credit is immediately reduced from $38.0 million to $32.5 million.

As previously disclosed, Robert V. LaPenta, Sr., the Company’s Chairman, CEO and President, and his affiliate, Aston Capital, LLC (“Aston”), have funded the Company through continued periodic loans, and the Company previously issued a consolidated note, dated as of November 21, 2018, to Mr. LaPenta and Aston (the “Consolidated Note”) to reflect these loans. Subsequent to the issuance of the Consolidated Note, Mr. LaPenta has also made additional loans to the Company, and the Company may borrow additional funds from Mr. LaPenta (each, “Additional LaPenta Loans”). The Fifteenth Amendment increased the aggregate principal amount of Additional LaPenta Loans which can be made to the Company from $5.0 million to $10.0 million. Any Additional LaPenta Loans must be made pursuant to notes on the same terms as the Consolidated Note and will be subject to approval by the Audit Committee of the Company’s Board of Directors (the “Board of Directors”). Any Additional LaPenta Loans to the Company in excess of $10.0 million would require the approval of both the Audit Committee of the Board of Directors and Bank of America. As of February 7, 2019, the aggregate principal amount of Additional LaPenta Loans was $4.0 million. The Company anticipates that Mr. LaPenta will loan the Company an additional $2.0 million in the coming days, and the Company plans to apply the $2.0 million in proceeds to its outstanding balance under the Loan Agreement.

As of February 5, 2019, the Company had total debt of approximately $67.5 million, including aggregate principal and interest outstanding under the Company’s line of credit with Bank of America of approximately $23.6 million, aggregate principal and interest outstanding under loans from Mr. LaPenta and Aston of approximately $42.4 million and approximately $1.5 million from other sources. As of February 6, 2019, the Company estimates that it had $1.5 million of available liquidity, reflecting its net cash position plus the remaining borrowing availability under the Loan Agreement. To the extent that the Company obtains access to higher levels of collateral, it may also borrow additional funds under Loan Agreement up to the maximum of $32.5 million.

The Company may need additional funding to continue its operations beyond the end of the first quarter of 2019. The extent of additional funds required, if any, will depend on the Company’s results of operations in the first quarter of 2019 and future periods, the amount of time and expense necessary to complete the previously announced SEC investigation of the Company and the review being conducted by the Audit Committee of the Board of Directors, and any other related costs. The Company plans to work with Bank of America to further amend the Loan Agreement to provide for ongoing borrowing availability and a continuing forbearance following April 30, 2019. However, there can be no assurance that the Company will obtain such an amendment. Any failure to obtain such an amendment under the Loan Agreement could result in the exercise of remedies by Bank of America, including the acceleration of amounts due under the Loan Agreement, and cause the Company to become unable to operate as a going concern.

The foregoing description of the Fifteenth Amendment is not complete and is qualified in its entirety by reference to the full text of the Fifteenth Amendment, which is attached to this Form 8-K as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 relating to the Fifteenth Amendment is incorporated by reference in its entirety in this Item 2.03.

Forward-looking statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “expects,” “believes,” “are intended,” “plans,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding further amendments to the Loan Agreement, the Company’s future levels of indebtedness, the Company’s future funding needs and the availability of funding from Mr. LaPenta or Bank of America, involve risks and uncertainties that may cause actual results to differ materially from those stated here as a result of various factors. Forward-looking statements reflect the views of the Company’s management as of the date hereof. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to revise these statements to reflect subsequent developments.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Amendment to Forbearance Agreement and Fifteenth Amendment to Loan and Security Agreement, dated February 7, 2019, among Revolution Lighting Technologies, Inc., Lighting Integration Technologies, LLC, Tri-State LED DE, LLC, Value Lighting, LLC, All Around Lighting, L.L.C., Energy Source, LLC, Revolution Lighting — E-Lighting, Inc., Seesmart, LLC, TNT Energy, LLC, the Guarantors party thereto and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2019

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ James A. DePalma
James A. DePalma
Chief Financial Officer